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                                                                     Exhibit 5.1

                         [King & Spalding Letterhead]


                               November 18, 1999



         Re:   Lockheed Martin Corporation: Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Lockheed Martin Corporation, a Maryland corporation (the "Corporation"), in connection with the proposed issuance and sale from time to time of up to $3,000,000,000 aggregate principal amount of the Corporation's Debt Securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"). The $3,000,000,000 of Debt Securities covered by this opinion includes (1) $500,000,000 of Debt Securities covered by a Registration Statement on Form S-3 (the "Rule 462(b) Registration Statement") filed by the Corporation with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Act and (2) $2,500,000,000 of Debt Securities currently available for issuance under the Registration Statement on Form S-3 previously filed by the Corporation with the Commission on March 24, 1999 (File No. 333-71409) (the "Original Registration Statement"), to which the Rule 462(b) Registration Statement relates. In our capacity as counsel to the Corporation, we have reviewed the Charter and Bylaws of the Corporation, the form of Indenture to be entered into by and between the Corporation and U.S. Bank Trust, National Association (the "Trustee") (as supplemented or modified by the Trust Indenture Act of 1939, collectively, the "Indenture"), the Rule 462(b) Registration Statement including the exhibits thereto, the Original Registration Statement including the exhibits thereto, the corporate proceedings of the Corporation relating to the authorization of the issuance of the Debt Securities and such certificates and other documents as we deemed necessary or advisable for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that the Debt Securities, when duly authorized and executed in accordance with the terms of the resolutions adopted by the Board of Directors of the Corporation and the terms of the Indenture, authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered against payment therefor, will be legally issued and will constitute valid and binding obligations of the Corporation entitled to the benefits of the Indenture.
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Lockheed Martin Corporation
November 18, 1999
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the reference to us under the heading "Validity of the Debt Securities." In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                    Very truly yours,



                                                  /s/ King & Spalding